UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2009
ASTA FUNDING, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-26906	22-3388607

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On December 14, 2009 Asta Funding, Inc. and its subsidiaries other than Palisades Acquisition XVI, LLC (the “Company”) entered into a new revolving credit agreement with Bank Leumi, which permits maximum principal advances of up to $6 million. The term of the agreement is through December 31, 2010. The interest rate is a floating rate equal to the Bank Leumi Reference Rate plus 2%, with a floor of 4.5%. The current rate is 5.5%. The loan is secured by collateral consisting of all of the assets of the Company. In addition, other collateral for the loan consists of a pledge by GMS Family Investors, LLC, an investment company owned 100% by members of the Stern family in the form of cash and securities with a value equal to at the rate of 133% of the loan commitment. On December 14, 2009 approximately $3.6 million of the Bank Leumi credit line was drawn and used to pay off in full the remaining balance on the credit facility the Company formerly had with the bank group with IDB Bank as agent. The loan agreement is being furnished as Exhibit 10.1 to this Current Report on Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 1.01 of this current report on Form 8-K regarding the Credit Facility is hereby incorporated into this Item 2.03 by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits 10.1 LOAN AGREEMENT Dated as of December 14, 2009

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SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: December 18, 2009	By:	/s/ Robert J. Michel
Robert J. Michel
Chief Financial Officer

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